Exhibit 99.1

STONERIDGE REPORTS STRONG FOURTH-QUARTER 2015 RESULTS

•	Reports Earnings Per Share From Continuing Operations of $0.22
•	Adjusted Earnings Per Share From Continuing Operations of $0.25 Exceeds Adjusted Earnings Per Share of $0.23 in the Fourth Quarter of 2014
•	New Business Launches Expected to Drive Sales Increase for 2016 12.5% to 14.0% Above 2015 Level
•	Net New Business Forecast Revised Upward to $179.0 Million for 2016-2020, an Increase of $49.0 Million, or 38.0%
•	2016 Earnings Per Share Projected to be in the Range of $1.10-$1.30 Compared with $0.93 Adjusted Earnings Per Share in 2015

WARREN, Ohio – March 1, 2016 – Stoneridge, Inc. (NYSE: SRI) today announced financial results for the fourth quarter ended December 31, 2015 with sales of $154.6 million and earnings per diluted share from continuing operations of $0.22.

On a constant currency basis, sales increased by $4.8 million, or 2.9%, during the fourth quarter of 2015. Fourth quarter 2015 net sales were $154.6 million, a decrease of $12.2 million, or 7.3%, compared with $166.8 million for the fourth quarter of 2014. Fourth quarter 2015 sales were negatively affected by $17.0 million due to unfavorable foreign currency translation for the Company’s Electronics and PST segments. (See Exhibit 2 for reconciliation of this non-GAAP financial measure.)

The Control Devices segment sales increased by $7.1 million, or 9.6%. The sales increase in the Control Devices segment in 2015 reflects a robust North American passenger car market.

On a constant currency basis, the Electronics segment sales were substantially the same in the fourth quarter of 2015 compared with the fourth quarter of 2014. Electronics sales decreased by $4.8 million, or 8.5%, due to unfavorable foreign currency translation. (See Exhibit 2 for reconciliation of this non-GAAP financial measure.)

On a constant currency basis, the PST segment sales decreased by 6.6% compared with the fourth quarter of 2014 because of the adverse effects of the continued deterioration of economic conditions in Brazil. PST experienced a sales decrease of $14.5 million, or 40.4%, compared with the fourth quarter of 2014, due to unfavorable foreign currency exchange translation and weaker economic conditions in Brazil. The Brazilian Real depreciated 51.1% to the U.S. dollar, quarter-to-quarter, which reduced U.S. dollar reported sales for PST by approximately $12.1 million or 33.8%. (See Exhibit 2 for reconciliation of this non-GAAP financial measure.)

Earnings per diluted share from continuing operations attributable to Stoneridge, Inc. was $0.22 for the fourth quarter of 2015 compared with a loss per diluted share from continuing operations of $(0.92) in the fourth quarter of 2014. The fourth-quarter 2015 net income from continuing operations attributable to Stoneridge, Inc. of $6.1 million, or $0.22 per diluted share, included expense for the recognition of a deferred tax asset valuation allowance for our PST segment of $0.9 million, or $0.03 per share. The fourth-quarter 2014 net loss from continuing operations attributable to Stoneridge, Inc. of $(24.9) million, or $(0.92) per diluted share, included expenses of $21.8 million, or $0.81 per diluted share, for a non-cash goodwill write-off for the PST business and a loss of $(9.3) million, or $(0.34) per diluted share, for debt extinguishment related costs. (See Exhibit 3 for a reconciliation of this non-GAAP financial measure.)

At December 31, 2015, Stoneridge’s consolidated cash position was $54.4 million, an increase of $11.3 million from December 31, 2014. The cash increase was due primarily to lower interest payments, working capital decreases and improved operating performance which was partially offset by higher capital expenditures primarily for new program sales. Stoneridge’s Debt to Adjusted EBITDA ratio improved to 2.3x compared with 2.5x in the fourth quarter of 2014. (See Exhibit 4 for a reconciliation of this non-GAAP financial measure.)

Jon DeGaynor, President and Chief Executive Officer, commented, “The Control Devices and Electronics segments continued to perform well in the fourth quarter, although unfavorable foreign currency exchange rates masked the financial performance of Electronics. As 2016 begins, I am excited about the many ways our teams around the world are taking our business to a higher level of performance, focusing on execution. An example of this focus is in new products like the shift-by-wire launch, which is proceeding as planned, and mirror replacement development, with our partner Orlaco, which is gaining interest from multiple customers in both North America and Europe. Another example is in cost areas as we drive improvements in our plants, engineering and administrative activities.

“An area where our execution did not achieve our objective was PST, as PST struggled during the fourth quarter with continued sales reductions which proved to be too large for it to generate an operating profit (excluding non-cash intangible amortization expense related to the purchase of PST). The economic headwinds overshadowed the strong progress PST has made to reduce inventory by 37% from mid-year levels and pay down debt in the fourth quarter of 2015 by 21%. These reductions are the result of sustainable changes implemented at PST. To offset the continued challenges in the Brazilian market, PST is executing additional plans in the first quarter of 2016 to revise pricing and to size its cost structure to match demand. These plans should bring PST back to profitability in the second quarter of 2016.”

DeGaynor concluded, “In 2016 Stoneridge expects to grow faster than the North American light vehicle market due to our new business launches. Our 2016 guidance implies continued improvement in financial performance as a result of the execution of our sales, earnings and cash flow strategies. Our earnings per share for 2016 is estimated in the range of $1.10 to $1.30 compared with $0.93 per adjusted diluted share in 2015.” (See Exhibit 1 for further information on our guidance and Exhibit 5 for a reconciliation of 2015 adjusted diluted earnings per share of $0.93 to 2015 diluted earnings per share of $0.82). “Our strategies will also deliver results for future periods. This is tangibly demonstrated by our net new business projection which has increased by $49.0 million or 38.0% to $179.0 million compared with our five-year forward sales projection published last year at this time.”

Conference Call on the Web

A live Internet broadcast of Stoneridge’s conference call regarding 2015 fourth-quarter results can be accessed at 10 a.m. Eastern time on Tuesday, March 1, 2016, at www.stoneridge.com, which will also offer a webcast replay.

About Stoneridge, Inc.

Stoneridge, Inc., headquartered in Warren, Ohio, is an independent designer and manufacturer of highly engineered electrical and electronic components, modules and systems principally for the automotive, commercial vehicle, motorcycle, agricultural and off-highway vehicle markets. Additional information about Stoneridge can be found at www.stoneridge.com.

Forward-Looking Statements

Statements in this release that are not historical fact are forward-looking statements which involve risks and uncertainties that could cause actual events or results to differ materially from those expressed or implied in this release. Things that may cause actual results to differ materially from those in the forward-looking statements include, among other factors, the loss of a major customer; a significant volume change in automotive, commercial vehicle, motorcycle, off-highway vehicle and agricultural equipment production; disruption in the OEM supply chain due to bankruptcies; a significant change in general economic conditions in any of the various countries in which the Company operates; labor disruptions at the Company’s facilities or at any of the Company’s significant customers or suppliers; the ability of the Company’s suppliers to supply the Company with parts and components at competitive prices on a timely basis; customer acceptance of new products; and the failure to achieve successful integration of any acquired company or business. In addition, this release contains time-sensitive information that reflects management’s best analysis only as of the date of this release. The Company does not undertake any obligation to publicly update or revise any forward-looking statements to reflect future events, information or circumstances that arise after the date of this release. Further information concerning issues that could materially affect financial performance related to forward-looking statements contained in this release can be found in the Company’s periodic filings with the Securities and Exchange Commission.

For more information, contact:

Kenneth A. Kure, Corporate Treasurer and Director of Finance

CONSOLIDATED STATEMENTS OF OPERATIONS

	Three months ended		For the years ended
	December 31,		December 31,
(in thousands, except per share data)	2015	2014	2015	2014

Net sales	$154,641	$166,811	$644,812	$660,579

Costs and expenses:
Cost of goods sold	112,402	121,910	467,834	469,705
Selling, general and administrative	24,816	30,043	110,371	123,630
Design and development	9,096	9,693	38,792	41,609
Goodwill impairment	-	27,960	-	51,458

Operating income (loss)	8,327	(22,795)	27,815	(25,823)

Interest expense, net	1,682	1,821	6,365	16,880
Equity in earnings of investee	(116)	(228)	(608)	(815)
Loss on early extinguishment of debt	-	9,687	-	10,607
Other (income) expense, net	2,171	(1,703)	1,828	565

Income (loss) before income taxes from continuing operations	4,590	(32,372)	20,230	(53,060)

Benefit for income taxes from continuing operations	(345)	(1,066)	(547)	(1,856)

Income (loss) from continuing operations	4,935	(31,306)	20,777	(51,204)

Discontinued operations:
Loss from discontinued operations, net of tax	-	(897)	-	(811)
Gain (loss) on disposal, net of tax	16	(795)	(210)	(8,576)

Gain (loss) from discontinued operations	16	(1,692)	(210)	(9,387)

Net income (loss)	4,951	(32,998)	20,567	(60,591)

Net loss attributable to noncontrolling interest	(1,133)	(6,444)	(2,207)	(13,483)

Net income (loss) attributable to Stoneridge, Inc.	$6,084	$(26,554)	$22,774	$(47,108)

Earnings (loss) per share from continuing operations
attributable to Stoneridge, Inc.:
Basic	$0.22	$(0.92)	$0.84	$(1.40)
Diluted	$0.22	$(0.92)	$0.82	$(1.40)

Loss per share attributable to discontinued operations:
Basic	$0.00	$(0.07)	$(0.01)	$(0.35)
Diluted	$0.00	$(0.07)	$(0.01)	$(0.35)

Earnings (loss) per share attributable to Stoneridge, Inc.:
Basic	$0.22	$(0.99)	$0.83	$(1.75)
Diluted	$0.22	$(0.99)	$0.81	$(1.75)

Weighted-average shares outstanding:
Basic	27,454	26,954	27,338	26,924
Diluted	28,082	26,954	27,959	26,924

CONSOLIDATED BALANCE SHEETS

As of December 31 (in thousands)	2015	2014

ASSETS

Current assets:
Cash and cash equivalents	$54,361	$43,021
Accounts receivable, less reserves of $1,066 and $2,017, respectively	94,937	105,102
Inventories, net	61,009	71,253
Prepaid expenses and other current assets	21,602	26,135
Total current assets	231,909	245,511

Long-term assets:
Property, plant and equipment, net	85,264	85,311
Other assets:
Intangible assets, net and goodwill	36,699	57,715
Investments and other long-term assets, net	10,380	10,214
Total long-term assets	132,343	153,240
Total assets	$364,252	$398,751

LIABILITIES AND SHAREHOLDERS' EQUITY

Current liabilities:
Current portion of debt	$13,905	$19,655
Accounts payable	55,225	58,593
Accrued expenses and other current liabilities	38,920	42,066
Total current liabilities	108,050	120,314

Long-term liabilities:
Revolving credit facility	100,000	100,000
Long-term debt, net	4,458	10,651
Deferred income taxes	41,332	50,006
Other long-term liabilities	3,983	3,974
Total long-term liabilities	149,773	164,631

Shareholders' equity:
Preferred Shares, without par value, 5,000 shares authorized, none issued	-	-
Common Shares, without par value, 60,000 shares authorized,
28,907 and 28,853 shares issued and 27,912 and 28,221 shares outstanding at
December 31, 2015 and 2014, respectively, with no stated value	-	-
Additional paid-in capital	199,254	192,892
Common Shares held in treasury, 995 and 632 shares at December 31, 2015
and 2014, respectively, at cost	(4,208)	(1,284)
Accumulated deficit	(32,105)	(54,879)
Accumulated other comprehensive loss	(69,822)	(45,473)
Total Stoneridge, Inc. shareholders' equity	93,119	91,256
Noncontrolling interest	13,310	22,550
Total shareholders' equity	106,429	113,806
Total liabilities and shareholders' equity	$364,252	$398,751

CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME (LOSS)

	Three months ended		For the years ended
	December 31,		December 31,
(in thousands)	2015	2014	2015	2014

Net income (loss)	$4,951	$(32,998)	$20,567	$(60,591)
Less: Loss attributable to noncontrolling interest	(1,133)	(6,444)	(2,207)	(13,483)
Net income (loss) attributable to Stoneridge, Inc.	6,084	(26,554)	22,774	(47,108)

Other comprehensive income (loss), net of tax attributable to
Stoneridge, Inc.:
Foreign currency translation	(196)	(9,104)	(24,693)	(15,268)
Benefit plan liability	-	141	(45)	141
Unrealized gain on derivatives	418	161	389	112
Other comprehensive income (loss), net of tax attributable to
Stoneridge, Inc.	222	(8,802)	(24,349)	(15,015)

Comprehensive income (loss) attributable to Stoneridge, Inc.	$6,306	$(35,356)	$(1,575)	$(62,123)

The Company has combined comprehensive loss from continuing operations and comprehensive loss from discontinued operations herein.

CONSOLIDATED STATEMENTS OF CASH FLOWS

Years ended December 31 (in thousands)	2015	2014

OPERATING ACTIVITIES:
Net cash provided by operating activities	$54,805	$19,815

INVESTING ACTIVITIES:
Capital expenditures	(28,735)	(24,754)
Proceeds from sale of fixed assets	64	110
Proceeds from (payments related to) sale of Wiring business	(1,230)	71,386
Business acquisition	(469)	(1,022)
Net cash provided by (used for) investing activities	(30,370)	45,720

FINANCING ACTIVITIES:
Revolving credit facility borrowings	-	100,000
Extinguishment of senior notes	-	(175,000)
Premium related to early extinguishment of senior notes	-	(8,006)
Proceeds from issuance of debt	22,540	30,072
Repayments of debt	(30,586)	(25,610)
Noncontrolling interest shareholder distribution	-	(1,083)
Other financing costs	(49)	(1,666)
Repurchase of Common Shares to satisfy employee tax withholding	(2,924)	(765)
Net cash used for financing activities	(11,019)	(82,058)

Effect of exchange rate changes on cash and cash equivalents	(2,076)	(3,281)

Net change in cash and cash equivalents	11,340	(19,804)

Cash and cash equivalents at beginning of period	43,021	62,825

Cash and cash equivalents at end of period	$54,361	$43,021

The Company has combined cash flows from continuing operations and cash flows from discontinued operations within the operating, investing and financing categories.

Exhibit 1

	Full Year			FX In Guidance
	2016			2016

Sales (in millions)	$726.0	-	$736.0	USD/BRL	3.80

Gross Margin	25.5%	-	28.0%	USD/MXN	15.80

Operating Margin	5.3%	-	7.3%	EUR/USD	1.10

EPS	$1.10	-	$1.30	USD/SEK	8.65

EBITDA	8.0%	-	11.0%

Exhibit 2

Stoneridge, Inc.
Reconciliation of Sales to Constant Currency Adjusted Sales
Three months ended December 31, 2015 and 2014
(Unaudited)

			Increase /	Percent
	2015	2014	(Decrease)	Increase

Electronics Segment Sales As Reported	$51,529	$56,333	$(4,804)	(8.5)%

Plus: Constant Foreign Currency Translation Adjustment	4,820	-	4,820

Adjusted Electronics Segment Sales	$56,349	$56,333	$16	0.0%

PST Segment Sales As Reported	$21,401	$35,915	$(14,514)	(40.4)%

Plus: Constant Foreign Currency Translation Adjustment	12,139	-	12,139

Adjusted PST Segment Sales	$33,540	$35,915	$(2,375)	(6.6)%

Total Consolidated Sales As Reported	$154,641	$166,811	$(12,170)	(7.3)%

Plus: Constant Foreign Currency Translation Adjustment	16,959	-	16,959

Total Consolidated Constant Currency Adjusted Sales	$171,600	$166,811	$4,789	2.9%

Exhibit 3

Stoneridge, Inc.

Reconcilation of Net Income (Loss) and Earnings (Loss) Per Diluted Share to Adjusted Net Income and Earnings Per Diluted Share

Three months ended December 31, 2015 and 2014

(Unaudited)

	2015	2014	2015		2014

Net Income (Loss) and Earnings (Loss) Per Diluted Share
Attributable to Stoneridge, Inc.	$6,084	$(26,554)	$0.22		$(0.99)

Less: Net Income (Loss) and Earnings (Loss) Per Diluted Share
Attributable to Discontinued Operations	16	(1,692)	-		(0.07)

Income (Loss) and Earnings (Loss) Per Diluted Share from
Continuing Operations Attributable to Stoneridge, Inc.	6,068	(24,862)	0.22		(0.92)

Unusual Items

PST Tax Valuation Allowance	1,237	-	0.04		-
PST Goodwill Impairment	-	27,960	-		1.04
PST Amounts Attributable to Noncontrolling Interest	(322)	(6,142)	(0.01)		(0.23)
Net PST Adjustments Attributable to Stoneridge, Inc.	915	21,818	0.03	#	0.81

Debt Extinguishment Costs	-	9,687	-		0.36
Gain on Termination of Interest Rate Swap	-	(371)	-		(0.02)

Total Adjustment for PST Tax Valuation Allowance and Goodwill Impairment,
Debt Extinguishment Costs and Gain on Interest Rate Swap Termination	915	31,134	0.03		1.15

Adjusted Net Income and Earnings Per Diluted Share from
Continuing Operations Attributable to Stoneridge, Inc.	$6,983	$6,272	$0.25		$0.23

Exhibit 4

Stoneridge, Inc. Reconciliation of Net Income (Loss) to Adjusted EBITDA from Continuing Operations
Years ended December 31, 2015 and 2014 (Unaudited)

	2015	2014

Net income (loss)	$20,567	$(60,591)
Interest expense, net	6,365	16,880
Equity in earnings of investees	(608)	(815)
Other expense, net	1,828	565
Benefit for income taxes	(547)	(1,856)
Depreciation and amortization	22,274	27,105
Share-based compensation impact of CEO Retirement	2,225	-
Discontinued operations	210	9,387
Loss on early extinguishment of debt	-	10,607
PST purchase accounting and goodwill impairment	(120)	50,918

Adjusted EBITDA from continuing operations	$52,194	$52,200

Total Debt	$118,363	$130,306
Total Debt / Adjusted EBITDA from continuing operations	$2.3	$2.5

Exhibit 5

Stoneridge, Inc.

Reconcilation of Net Income and Adjusted Earnings Per Diluted Share to Adjusted Net Income and Earnings Per Diluted Share from Continuing Operations

Year ended December 31, 2015

(Unaudited)

	2015

Net Income and Earnings Per Diluted Share
Attributable to Stoneridge, Inc.	$22,774	$0.81

Less: Net Loss and Loss Per Diluted Share
Attributable to Discontinued Operations	(210)	(0.01)

Net Income and Earnings Per Diluted Share from Continuing
Operations Attributable to Stoneridge, Inc.	22,984	0.82

Unusual Items

Share-Based Compensation Expense Associated with the Retirement
of our Former President and Chief Executive Officer	2,225	0.08

PST Tax Valuation Allowance	1,237	0.04
PST Amounts Attributable to Noncontrolling Interest	(322)	(0.01)
Net PST Adjustments Attributable to Stoneridge, Inc.	915	0.03

Total Adjustment for Share-Based Compensation and PST Tax
Valuation Allowance	3,140	0.11

Adjusted Net Income and Earnings Per Diluted Share from Continuing
Operations Attributable to Stoneridge, Inc.	$26,124	$0.93